 Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260570

PROSPECTUS

EMPIRE PETROLEUM CORPORATION

21,360,165 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to 21,360,165 shares of our common stock.

The selling stockholders identified in this prospectus (which term as used in this prospectus includes their respective partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest) may offer this common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is quoted on the OTCQB under the symbol “EMPR.” The last reported sale price of our common stock on October 25, 2021 was $2.43 per share.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

EMPIRE PETROLEUM CORPORATION

We are an oil and natural gas producer with producing properties located in New Mexico, Louisiana, Texas, North Dakota, and Montana. As of the date of this prospectus, the properties produce approximately 50,000 net barrels of oil equivalent (Boe) per month.

As used in this prospectus, the terms “we,” “us” and “our” mean Empire Petroleum Corporation, a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, and our phone number is (539) 444-8002.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

•	our limited financial resources and need for additional capital;
•	the continued impact of the COVID-19 pandemic on our business and results of operation
•	the costs expected to be incurred in exploration and development;
•	our substantial indebtedness;
•	unforeseen engineering, mechanical or technological difficulties in drilling wells;
•	uncertainty of exploration results;
•	operating hazards;
•	the geographic concentration of our properties;
•	competition from other natural resource companies;
•	the fluctuations of prices for oil and gas;
•	our ability to use our net operating loss carryforwards
•	our estimate of reserves;
•	the sufficiency of our insurance coverage;
•	the effects of governmental and environmental regulation;
•	the effectiveness of our disclosure controls and procedures; and
•	general economic conditions.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.empirepetroleumcorp.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 31, 2021 (File No. 001-16653);

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 and June 30, 2021, filed with the Commission on May 17, 2021 and August 23, 2021 (File No. 001-16653);

●	Our Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties Acquired on May 14, 2021 from XTO Holdings, LLC for the years ended December 31, 2020 and 2019, included in the Current Reports on Form 8-K filed with the Commission on July 30, 2021 and August 23, 2021 (File No. 001-16653); and

●	Our Current Reports on Form 8-K, filed with the Commission on January 6, 2021, March 15, 2021, April 1, 2021, April 27, 2021, April 29, 2021, May 17, 2021, May 18, 2021, May 20, 2021, July 30, 2021, August 4, 2021, August 23, 2021, August 24, 2021, October 5, 2021, October 21, 2021 and October 22, 2022 (File No. 001-16653) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, Attention: Michael Morrisett, telephone number: (539) 444-8002.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When the selling stockholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We will not receive any of the proceeds from the resale of the shares of common stock included in this prospectus. We will, however, receive proceeds from the exercise of the warrants held by the selling stockholders. Each warrant, when exercised, will entitle the holder to receive a certain number of shares at an initial exercise price of $0.50 per share. Therefore, if all of the outstanding warrants registered hereby are exercised at the initial exercise price, we will receive gross proceeds of approximately $2,551,165. Any proceeds received by us from the exercise of the warrants will be used for general corporate purposes, which may include capital expenditures, debt service and working capital. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 150,000,000 shares of common stock, par value $.001 per share. We had 74,323,764 shares of common stock outstanding as of October 25, 2021.

In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Our outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Voting Rights

The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock do not have cumulative voting rights with respect to the election of directors or as to any other matter to be voted upon by the holders of common stock. Our Bylaws may be amended by our board of directors without the vote or consent of the holders of our common stock or by vote or consent of the holders of our common stock.

Dividend and Liquidation Rights

Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors in its discretion from funds legally available. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our credit agreement limits the amount of cash dividends that we can pay on our common stock.

Diminution of Rights of Common Stock

Our Certificate of Incorporation does not currently authorize the issuance of preferred stock. The voting, dividend, and liquidation rights of the holders of our common stock could be materially adversely diminished by the terms of any series of preferred stock that may be authorized for issue in the future pursuant to an amendment of the Certificate of Incorporation.

Anti-Takeover Provisions

Provisions of the Delaware General Corporation Law (“DGCL”) may delay, defer, or prevent a change of control of us. The DGCL provides certain restrictions on business combinations involving interested parties. Under the DGCL, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. The board of directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Listing

Our common stock is listed for quotation on the OTCQB under the symbol “EMPR.”

Transfer Agent and Registrar

Securities Transfer Corporation is transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of October 25, 2021. This prospectus covers the offering for resale from time to time of up to 21,360,165 shares owned by the selling stockholders. As used in this prospectus, “selling stockholders” includes partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest selling shares received from a named selling stockholder after the date of this prospectus.

The selling stockholders acquired their shares of common stock from us in various private placements. Certain of the shares were acquired upon exercise or conversion of warrants or convertible notes that were issued in such private placements.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

●	the name of each selling stockholder;

●	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;

●	the number of our shares beneficially owned by such stockholder prior to the offering;

●	the number being offered for the stockholder’s account; and

●	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).

Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information supplied to us by the selling stockholders. The percentages of shares beneficially owned and being offered are based on the 74,323,764 shares of common stock that were outstanding as of October 25, 2021, unless otherwise stated in the footnotes to the table below. Other information about the selling stockholders may also change over time.

	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which May	Common Stock Beneficially Owned After this Offering(1)
Selling Stockholder	Number	Percent%	be Sold in This Offering	Number	Percent%

Anna Gump (2)	30,000	*	30,000	0	*
Asian Oil and Gas Pte. Ltd. (3)	275,000	*	175,000	100,000	*
Benno G. Rothschild, Jr.	500,395	*	20,395	480,000	*
Bernard Meldrum (4)	360,000	*	360,000	0	*
Bruce Hendry 2012 Irrev. Trust (5)	243,156	*	163,156	80,000	*
Charles Walden (6)	87,653	*	75,000	12,653	*
Chiate Investments II LLC (7)	364,734	*	244,734	120,000	*
Chiate Venice, LLC (8)	1,428,572	1.9221%	1,428,572	0	*
Christian Vinson (9)	2,535,000	3.4108%	1,885,000	650,000	*
Cindy Meitzen (10)	30,000	*	30,000	0	*
Darren Chng (11)	72,074	*	60,000	12,074	*
Dave B. Lasco (12)	30,000	*	30,000	0	*
David B Lasco Revocable Trust, David Bazzel Lasco TTEE UA DTD 06/04/2006 (13)	79,900	*	30,000	49,900	*
David R. Moran (14)	145,470	*	120,000	25,470	*
David Vance	91,880	*	60,000	31,880	*
Energy Evolution Master Fund, Ltd (15)	17,250,208	23.2095%	1,555,000	15,695,208	21.1173%
Eugene Sweeney (16)	147,000	*	120,000	27,000	*
George Cammon (17)	60,000	*	60,000	0	*
George Markleson	1,446,803	1.9466%	1,346,803	100,000	*
Gerard Jacquin	2,625,000	3.5318%	2,000,000	625,000	*
Gernel Ltd. (18)	770,000	1.0360%	620,000	150,000	*
Global Oil and Gas, Ltd. (19)	260,000	*	210,000	50,000	*
Han-Fan Lee (20)	180,000	*	180,000	0	*
Jace Mulacek (21)	60,000	*	60,000	0	*
Jacques Faust (22)	152,515	*	120,000	32,515	*
Jeff Rubio (23)	18,700	*	15,000	3,700	*
John Bergendahl (24)	105,750	*	90,000	15,750	*
Kyle Ellicott (25)	14,286	*	14,286	0	*
Lasco Holdings, David B. Lasco, Manager (26)	72,100	*	30,000	42,100	*
Lea Trust dtd April 9, 2021 (27)	1,200,000	1.6146%	1,200,000	0	*
Leon Phan (28)	33,679	*	30,000	3,679	*
Marc Vinson (29)	1,120,000	1.5069%	720,000	400,000	*
Melinda Roe (30)	60,000	*	60,000	0	*
Michael Greene (31)	35,250	*	30,000	5,250	*
Michelle Vinson (32)	213,000	*	160,000	53,000	*
Olen Overstreet (33)	33,808	*	30,000	3,808	*
Palermo Trust dtd 6/14/83 (34)	536,000	*	286,000	250,000	*
Pany Yang (35)	30,000	*	30,000	0	*
Paul Warren	571,428	*	571,428	0	*
Pei Ni Lim (36)	35,000	*	30,000	5,000	*
Pierre Mulacek (37)	70,000	*	60,000	10,000	*
Shirlene Foo (38)	46,200	*	30,000	16,200	*
Sterling Mulacek (39)	2,011,647	2.7066%	1,706,572	305,075	*
Sterling Mulacek Trust (40)	715,000	*	665,000	50,000	*
Sugarland, LLC (41)	45,000	*	45,000	0	*
T William Merrill	838,800	1.1286%	800,000	38,800	*
Terry Gilsenan (42)	60,000	*	60,000	0	*
The Charlee Lochridge Cox Dynasty Trust (43)	2,856,000	3.8426%	2,856,000	0	*
Thomas C. Pritchard (44)	342,858	*	342,858	0	*
Urban Live, LLC (45)	33,400	*	30,000	3,400	*
Wai Shaun Lee (46)	17,216	*	15,000	2,216	*
Whitney Chiate (47)	346,503	*	326,503	20,000	*
William Chris Mathers (48)	142,858	*	142,858	0	*

*Less than one percent.

(1)	Assumes that the selling stockholders will sell all of the common stock offered pursuant to this prospectus.

(2)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(3)	Christian Vinson is the director of Asian Oil and Gas Pte. Ltd with voting and investment control over the shares of common stock to be sold in this offering. The business address of Asian Oil and Gas Pte. Ltd. is 350 Orchard Road, Shaw House #15-08/10, Singapore 238868.

(4)	Includes 180,000 shares of common stock which are underlying warrants currently exercisable.

(5)	Sawmill Trust Company, as Trustee, and Jessica Beavers, its Trust Officer, has voting and investment control over the shares of common stock to be sold in this offering. The business address of Bruce Hendry 2012 Irrev. Trust is 222 South Main Ave, Sioux Falls, South Dakota 57104.

(6)	Includes 37,500 shares of common stock which are underlying warrants currently exercisable.

(7)	Gregory Chiate has voting and investment control over the shares of common stock to be sold in this offering. The business address of Chiate Investments II LLC is 100B Shoreline Hwy, Suite B280, Mill Valley, California 94941.

(8)	Gregory Chiate has voting and investment control over the shares of common stock to be sold in this offering. The business address of Chiate Venice, LLC is 100B Shoreline Hwy, Suite B280, Mill Valley, California 94941. Includes 714,286 shares of common stock which are underlying warrants currently exercisable.

(9)	Includes 60,000 shares of common stock which are underlying warrants currently exercisable.

(10)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(11)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(12)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(13)	David Lasco has voting and investment control over the shares of common stock to be sold in this offering. The business address of David B Lasco Revocable Trust, David Bazzel Lasco TTEE UA DTD 06/04/2006 is 8277 Lakeview Ct., Crown Point, Indiana 46307. Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(14)	Includes 60,000 shares of common stock which are underlying warrants currently exercisable.

(15)	Phil Mulacek, Sterling Mulacek and Mason Matschke are the managers of E2 Investment Advisors, LLC, which is the investment manager for Energy Evolution Master Fund, Ltd. and has voting and investment control over the shares of common stock to be sold in this offering. The business address of Energy Evolution Master Fund, Ltd. is 25025 I-45 N, Ste. 420, The Woodlands, Texas 77380. Shares owned beneficially prior to this offering, but not included in the shares offered hereby, includes 2,000,000 shares of common stock which are underlying warrants currently exercisable.

(16)	Includes 60,000 shares of common stock which are underlying warrants currently exercisable.

(17)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(18)	Gerard Jacquin is the director of Gernel Ltd and has voting and investment control over the shares of common stock to be sold in this offering. The business address of Gernel Ltd is 28 Kim Tian road, Twin Regency #30-05, Singapore 169278.

(19)	Christian Vinson in the director of Global Oil & Gas Ltd has voting and investment control over the shares of common stock to be sold in this offering. The business address of Global Oil & Gas Ltd is 350 Orchard Road, Shaw House #15-08/10, Singapore 238868.

(20)	Includes 120,000 shares of common stock which are underlying warrants currently exercisable

(21)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(22)	Includes 60,000 shares of common stock which are underlying warrants currently exercisable.

(23)	Includes 7,500 shares of common stock which are underlying warrants currently exercisable.

(24)	Includes 45,000 shares of common stock which are underlying warrants currently exercisable.

(25)	Includes 7,143 shares of common stock which are underlying warrants currently exercisable.

(26)	David Lasco has voting and investment control over the shares of common stock to be sold in this offering. The business address of Lasco Holdings, David B. Lasco, Manager is 8277 Lakeview Ct., Crown Point, Indiana 46307. Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(27)	T. William Merrill, as Trustee, has voting and investment control over the shares of common stock to be sold in this offering. The address of Lea Trust dtd April 9, 2021 is 3293 Elk Cover Street, Las Vegas, Nevada 89135.

(28)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(29)	Includes 60,000 shares of common stock which are underlying warrants currently exercisable.

(30)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(31)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(32)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(33)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(34)	Jim Barnes has voting and investment control over the shares of common stock to be sold in this offering. The business address of Palermo Trust dtd 6/14/83 is 11245 Stardust Drive, Las Vegas, Nevada 89135. Includes 143,000 shares of common stock which are underlying warrants currently exercisable.

(35)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(36)	Includes 13,400 shares of common stock which are underlying warrants currently exercisable.

(37)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(38)	Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(39)	Includes 315,786 shares of common stock which are underlying warrants currently exercisable.

(40)	Michelle Vinson has voting and investment control over the shares of common stock to be sold in this offering. The business address of Sterling Mulacek Trust, dated January 2, 2001 is 25025 I-45 N, Ste. 420, The Woodlands, Texas 77380.

(41)	Amy Nichols has voting and investment control over the shares of common stock to be sold in this offering. The business address of Sugarland, LLC is 1835 Woodland Field Crossing #302, The Woodlands, Texas 77380. Includes 22,500 shares of common stock which are underlying warrants currently exercisable.

(42)	Includes 30,000 shares of common stock which are underlying warrants currently exercisable.

(43)	Craig L. Sanders, as Trustee, has voting and investment control over the shares of common stock to be sold in this offering. The business address of The Charlee Lochridge Cox Dynasty Trust is 4514 Cole Avenue, Suite 1175, Dallas, Texas 75205. Includes 1,428,000 shares of common stock which are underlying warrants currently exercisable.

(44)	Includes 171,429 shares of common stock which are underlying warrants currently exercisable.

(45)	Eric Urban has voting and investment control over the shares of common stock to be sold in this offering. The business address of Urban Live, LLC is 11806 Legend Manor, Houston, Texas 77082. Includes 15,000 shares of common stock which are underlying warrants currently exercisable.

(46)	Includes 7,500 shares of common stock which are underlying warrants currently exercisable.

(47)	Includes 142,857 shares of common stock which are underlying warrants currently exercisable.

(48)	Includes 71,429 shares of common stock which are underlying warrants currently exercisable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, the prevailing market prices or negotiated prices. The selling stockholders may use any one or more of the following methods when selling such shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	any exchange distribution in accordance with the rules of the applicable exchange;

●	sales in the over-the-counter market;

●	underwritten transactions;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and, in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01-0.2.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date such registration statement has been declared effective by the Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the partners, transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders.

Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations thereunder promulgated, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus forms a part. These provisions and regulations may limit the timing of purchases and sales of common stock by them and the marketability of such securities.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay all expenses of the registration of the shares of common stock including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Conner & Winters, LLP, Tulsa, Oklahoma, and Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel. As of the date of this prospectus, attorneys at Conner & Winters, LLP owned 340,842 shares of our common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by HoganTaylor LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited statements of revenues and operating expenses of the oil and natural gas properties acquired by Empire Petroleum Corporation on May 14, 2021 from XTO Holdings, LLC for the years ended December 31, 2020 and 2019 included as Exhibit 99.1 to Form 8-K/A filed by Empire Petroleum Corporation with the SEC on July 30, 2021 and August 23, 2021 and incorporated by reference in this prospectus in the registration statement have been so incorporated by reference in reliance upon the report of Moss Adams LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

EMPIRE PETROLEUM CORPORATION

21,360,165 Shares of Common Stock

PROSPECTUS

 November 5, 2021